Exhibit 4.1

* SPECIMEN * NUMBER xxxx Cornerstone Management, Inc INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS $0.001 PAR VALUE ORDINARY SHARES SHARES xxxx CUSIP G2431W107 THIS CERTIFIES THAT xxxx Is The Owner of xxxx FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF Cornerstone Management, Inc Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: XX/XX/XXXX COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar By: AUTHORIZED SIGNATURE Chief Financial Officer #9-P.2 Copyright© 2013 / Reynolds graphics, Inc. / Salt Lake City, Utah

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	- as tenants by the entireties		(Cust)		(Minor)

JT TEN	- as joint tenants with the right of	Act
	survivorship and not as tenants		(State)
in common
Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

, Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY